Exhibit 99.1

FOR IMMEDIATE RELEASE

Akumin Inc. Reaches Agreement with Stonepeak to Become a Private Company

Financial restructuring to fortify balance sheet and provide liquidity runway for next stage of growth

Approvals received from key stakeholders across capital structure; transaction will be implemented through prepackaged court-supervised process; Expected to obtain court approval within the next 45 days

Business will continue to operate as usual without interruption; trade creditors, employees, and other partners expected to continue to be paid in ordinary course

PLANTATION, FLORIDA, October 20, 2023 — Akumin Inc. (“Akumin” or the “Company”) (NASDAQ: AKU / TSX: AKU) announced today that it has reached an agreement with Stonepeak, a leading alternative investment firm specializing in infrastructure and real assets, and the Company’s stakeholders on the terms of a financial restructuring that will substantially improve the Company’s balance sheet and provide ample liquidity to position Akumin for future success. The contemplated transaction will result in Akumin no longer being publicly listed.

To effect the transaction in a timely and efficient manner, the Company and certain of its subsidiaries will commence prepackaged chapter 11 cases in the Southern District of Texas. The Company expects to obtain court approval of the transaction within the next 45 days and complete the transaction after receiving certain regulatory approvals. Throughout the process, Akumin’s operations are expected to continue as normal. The Company expects to continue to pay trade creditors, employees, and other partners in the ordinary course of business.

“Today’s announcement marks the successful culmination of a thorough strategic review process to ensure we have the right capital structure in place to support our long-term success. As a result of this transaction, Akumin will move forward as a private company with increased financial flexibility and a strengthened balance sheet, better positioned to execute on our strategic plan to become the outpatient partner of choice for hospitals and health systems,” said Riadh Zine, Chairman and Chief Executive Officer of Akumin. “We are pleased to enter this agreement with Stonepeak, which we believe will enable us to maximize the value of our business and create the best path forward for all of our stakeholders.”

He continued, “The overwhelming support of our financial partners for this transaction is a testament to the strength of the foundation we have built and their confidence in our future. Akumin has significant scale, extensive and long-standing relationships with hospitals and health systems, a unique service offering, technological expertise in autonomous workflow for healthcare service delivery and a deep bench of talent. We thank our customers, partners, vendors and team members for their continued support of Akumin in its commitment to enhancing patient experiences and outcomes.”

“Stonepeak is committed to working closely with Akumin as it moves through this process,” said James Wyper, Senior Managing Director at Stonepeak. “The critical nature of the services Akumin provides to health systems, hospitals, physician groups, and patients all across the country gives us confidence in the inherent value of the business, and we believe that this path forward will fortify the Company’s balance sheet as it looks towards its next phase of growth.”

Transaction Details

The contemplated transaction will result in the existing Stonepeak Note, totaling approximately $470 million, being cancelled and converted into Common Shares of the Company. In addition, Stonepeak will invest $130 million in new money into the Company as a capital contribution.

To facilitate the transaction, the Company and Stonepeak have executed a Restructuring Support Agreement with over one-third of the Company’s common equity, a supermajority of the Company’s bondholders, and all of the Company’s revolving lenders. The Restructuring Support Agreement provides that, other than those notes which are exchanged for cash via the reverse Dutch election opportunity described below, the Company’s senior secured notes due 2025 will be exchanged for new senior secured notes with a maturity of August 1, 2027 and an increased interest rate, among other changes in terms. Additionally, the Company’s senior secured notes due 2028 will be exchanged for new senior secured notes with the same maturity date but an increased interest rate, among other changes in terms.

As part of the transaction, Akumin’s existing common stockholders will receive a total of $25 million in cash as well as certain contingent value rights (“CVRs”) for their shares.

The transaction will be implemented through a court-supervised process and as such, the Company and certain of its subsidiaries will commence prepackaged chapter 11 cases in the Southern District of Texas. In the event Stonepeak provides debtor-in-possession (DIP) financing or any other new money contributions at or prior to the closing of the transaction, such DIP facilities and new money will convert to equity at closing and reduce the $130 million investment amount on a dollar-for-dollar basis. Stonepeak will also make $60 million of the proceeds from its investment available for a reverse Dutch election opportunity for the Company’s notes due 2025 and the notes due 2028.

Additional details regarding the transaction, including more information about the CVRs, are included in a Form 8-K that is being filed with the SEC concurrently with this release.

Additional Information

Additional information regarding the transaction is available at www.AkuminTransaction.com. Once the court-supervised process has begun, court filings and other information related to the proceedings will be available and administrated by the Company’s claims agent, Epiq Corporate Restructuring LLC, at https://dm.epiq11.com/Akumin or by calling toll-free at (877) 589-9709 (or +1 (503) 966-8627 for calls originating outside of the U.S.), or by emailing akumin@epiqglobal.com.

Akumin’s advisors include Jackson Walker LLP, Dorsey & Whitney LLP and Stikeman Elliott LLP as legal advisor, AlixPartners LLP as financial advisor, and Leerink as investment banker. Sidley Austin LLP is serving as legal advisor to Stonepeak, and Moelis & Company is serving as Stonepeak’s investment banker.

About Akumin

Akumin is a national outpatient partner of choice for U.S. hospitals, health systems and physician groups, addressing their outsourced radiology and oncology needs. Akumin provides comprehensive radiology and oncology services and solutions to approximately 1,000 hospitals and health systems across 48 states, and offers fixed-site outpatient diagnostic imaging through a network of owned and/or operated facilities. By combining clinical and operational expertise with the latest advances in technology and informatics, Akumin delivers unparalleled patient experiences and outcomes. Our radiology procedures include MRI, CT, PET/CT, ultrasound, 3D mammography, X-ray, and other interventional procedures; our oncology services include a full suite of radiation therapy and related offerings. For more information, visit www.akumin.com.

About Stonepeak

Stonepeak is a leading alternative investment firm specializing in infrastructure and real assets with approximately $57.1 billion of assets under management. Through its investment in defensive, hard-asset businesses globally, Stonepeak aims to create value for its investors and portfolio companies, and to have a positive impact on the communities in which it operates. Stonepeak sponsors investment vehicles focused on private equity and credit. The firm provides capital, operational support, and committed partnership to sustainably grow investments in its target sectors, which include communications, energy and energy transition, transport and logistics, social infrastructure, and real estate. Stonepeak is headquartered in New York with offices in Hong Kong, Houston, London, Singapore, and Sydney. For more information, please visit www.stonepeak.com.

Forward-Looking Information

Certain information in this press release constitutes forward-looking information. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Forward-looking statements contained in this press release include, without limitation, statements regarding Akumin’s ability to draw additional funds from Stonepeak and the use of proceeds therefrom and appointments of other senior officers. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by Akumin as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the factors described in greater detail in the “Risk Factors” section of Akumin’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 16, 2023, which is available at www.sec.gov. and www.sedar.com. These factors are not intended to represent a complete list of the factors that could affect Akumin; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and Akumin expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Contact

R. Jeffrey White

Akumin Investor Relations

1-866-640-5222

jeffrey.white@akumin.com

Kate Beers / Maya Brounstein

Stonepeak Corporate Communications

+1 (212) 907-5100

corporatecomms@stonepeak.com